POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Gina Mastantuono, Russell S. Elmer, and Hagen Ganem and, for the limited purpose set forth in paragraph 5 below, the Company's Corporate Secretary and staff, each of them, his/her true and lawful attorney-in-fact to:

(1) prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as a representative of ServiceNow, Inc. ("***Company***"), and submit to the Securities and Exchange Commission ("***SEC***") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as a representative of the Company, any and all Form 3, 4 or 5 reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended ("***Exchange Act***"), and the rules thereunder with respect to transactions in securities of the Company;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 report and timely file such report with the SEC and any stock exchange or similar authority;

(4) obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party to release any such information to the attorney-in-fact;

(5) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable, and to complete and execute any requests, forms or documents, including without limitation completing, executing and submitting updates to the undersigned's EDGAR access codes and passphrase, discussing the undersigned's EDGAR access codes with the SEC, acting as account administrators to access and manage the undersigned's EDGAR Next account dashboard, delegating the authority to file any forms required pursuant to Section 16(a) to lawfully authorized users, delegated users, and delegated administrators on EDGAR Next, and timely submit or file such documents with the SEC, in connection with the maintenance of the undersigned's EDGAR access codes; and

(6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 4/22/25, 2025.

Signature: [signature]

Name: PAUL FIPPS

CALIFORNIA ACKNOWLEDGMENT **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Santa Clara

On April 21, 2025 (Date) before me, SCOTT O'BRIEN, NOTARY (Here Insert Name and Title of the Officer),

personally appeared Paul Fipps (Name(s) of Signer(s)),

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

SCOTT O'BRIEN
Notary Public - California
Santa Clara County
Commission # 2506413
My Comm. Expires Dec 9, 2028

Place Notary Seal and/or Stamp Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature] *Signature of Notary Public*

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: ______

Document Date: ______ Number of Pages: ______

Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______	Signer's Name: ______
☐ Corporate Officer – Title(s): ______	☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General	☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact	☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator	☐ Trustee ☐ Guardian or Conservator
☐ Other: ______	☐ Other: ______
Signer is Representing: ______	Signer is Representing: ______